Exhibit 99.1

FOR IMMEDIATE RELEASE Investors and Media: Julie Dewey, IRC Nevro Corp. Vice President, Investor Relations & Corp Communications 650-433-3247 | julie.dewey@nevro.com

Nevro Reports First Quarter 2021 Financial Results and Updates 2021 Guidance

REDWOOD CITY, California, May 5, 2021 – Nevro Corp. (NYSE: NVRO), a global medical device company that is providing innovative, evidence-based solutions for the treatment of chronic pain, today reported its financial results for the first quarter ended March 31, 2021 and provided updated 2021 guidance.

First Quarter and Recent Highlights

•	First Quarter 2021 Worldwide Revenue of $88.6 Million; Increase of 1% Compared to Prior Year and Increase of 8% Compared to 2019
•	First Quarter 2021 Net Loss from Operations of $22.5 Million; First Quarter 2021 Non-GAAP Adjusted EBITDA of Negative $6.6 Million
•	Updates Full Year 2021 Revenue Guidance to $440 Million to $450 Million
•	Updates Full Year 2021 Non-GAAP Adjusted EBITDA Guidance to $5 Million to $15 Million
•	FDA Approval for First Major Omnia Upgrade and New Trial Stimulator Module
•	Publication of Landmark SENZA-Painful Diabetic Neuropathy (PDN) Clinical Trial Results In JAMA Neurology Demonstrated Significantly Improved and Sustained Outcomes with 10 kHz Spinal Cord Stimulation
•	Introduction of HFX, a Comprehensive New Brand Identity Combining Nevro’s Innovative Technologies, Advanced Therapies and End-to-End Patient Support

First Quarter 2021 Financial Overview

Worldwide revenue for the first quarter of 2021 was $88.6 million, an increase of 1% compared to $87.5 million in the prior year period and an increase of 8% compared to the first quarter of 2019.

U.S. revenue in the first quarter of 2021 was $74.7 million, a decrease of 1% compared to $75.3 million in the prior year period and an increase of 14% compared to the first quarter of 2019. Compared to prior year, Q1 total U.S. permanent implant procedures stayed flat, while trial procedures declined 4%.  However, there was progressive improvement in trialing activity over the course of the quarter.  Approximately 134 scheduled U.S. permanent implant procedures were cancelled during the quarter due to COVID and roughly 60% of these procedures were still unrecovered at the end of the first quarter, a significant sequential improvement compared to the fourth quarter of 2020.  The majority of these cancellations occurred in the month of January. Trial and permanent implant volumes were impacted by a combination of patient reluctance to move forward due to COVID-related issues and facility constraints on elective procedures due to COVID resurgence in specific geographies.

International revenue was $13.9 million, an increase of 14% as reported or 4% constant currency, compared to $12.2 million in the prior year period, and a decrease of 15% as reported or 21% constant currency, compared to the first quarter of 2019. Both U.S. and international revenue continued to be impacted by COVID-related issues, although this impact lessened as the quarter progressed.

“We were pleased with how our revenue increased as the first quarter progressed, driven by a steadily improving COVID-impacted environment,” said D. Keith Grossman, Chairman, CEO and President of Nevro.  “Encouragingly, we are starting to see some early signs that demand is coming back into SCS therapy and expect this improvement to gradually continue as COVID infection rates decline, vaccine availability improves and the market reverts to normalcy.  Although it is still early in the recovery, our best-in-class technology, recently upgraded Omnia platform, now powered by HFX

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Connect, superior clinical data and our new growth drivers in Painful Diabetic Neuropathy and Non-Surgical Refractory Back Pain, give us confidence in an improving full year outlook.  I believe we are well positioned for attractive and sustainable growth as the pressure of COVID on our business continues to subside.”

Gross profit for the first quarter of 2021 was $62.3 million, an increase of 3% compared to $60.5 million in the prior year period and an increase of 17% compared to $53.2 million in the first quarter of 2019. The increase in gross profit was primarily attributable to increased revenue as well as a reduction in overall cost of product sold.  Gross margin increased to 70.3% in the first quarter of 2021 compared to 69.2% in the prior year period and 64.8% in the first quarter of 2019.

Operating expenses for the first quarter of 2021 were $84.8 million, a 1% increase compared to $83.6 million in the prior year period and down from $95.5 million in the first quarter of 2019.  The year-over-year increase in operating expenses was primarily related to patent litigation related expenses, personnel costs and PDN marketing and selling related activities, partially offset by a decrease in clinical trial expenses related to the PDN and Non-Surgical Refractory Back Pain (NSRBP) studies, travel and meeting expenses, as well as management’s continued initiatives to drive leverage throughout the business. Legal expenses associated with patent litigation were $5.9 million for the first quarter of 2021, compared to $2.1 million in the prior year period.

Net loss from operations for the first quarter of 2021 was $22.5 million, a 2% improvement compared to a loss of $23.1 million in the prior year period and a 47% improvement compared to a loss of $42.3 million in the first quarter of 2019. Non-GAAP adjusted EBITDA for the first quarter of 2021 was negative $6.6 million, compared to negative $11.0 million in the prior year period and negative $28.7 million in the first quarter of 2019.  Non-GAAP adjusted EBITDA excludes certain litigation expenses, interest, taxes, and non-cash items such as stock-based compensation and depreciation and amortization. Please see the financial table below for GAAP to Non-GAAP reconciliations.

Cash, cash equivalents and short-term investments totaled $576.4 million as of March 31, 2021, a decrease of $11.5 million in the first quarter of 2021.

2021 Outlook

Nevro continues to monitor and evaluate the impact the global response to the COVID pandemic has had, and will continue to have, on its operations and financial results.  The guidance provided below is highly sensitive to the company’s COVID recovery assumptions, which include an ongoing and steady recovery in the U.S. and key international geographies leading to more normalized case scheduling and elective procedure levels beginning in the second quarter of 2021.  This guidance also assumes the impact from COVID will diminish with each sequential quarter this year as vaccine availability improves and patients begin to again seek elective care at typical levels. If these assumptions differ from the actual pace of COVID recovery and its impact on the company’s markets, then the company may need to change or withdraw this guidance in the future.

Nevro expects second quarter of 2021 worldwide revenue of approximately $104 million to $106 million.  This updated guidance represents 84% to 88% growth over prior year and 11% to 13% growth compared to the second quarter of 2019. This range assumes decreasing COVID headwinds and more normalized case scheduling and elective procedure levels beginning in the second quarter of 2021.  The company expects second quarter of 2021 non-GAAP adjusted EBITDA to be approximately negative $2 million to negative $4 million.

The company now anticipates full year 2021 worldwide revenue of approximately $440 million to $450 million, updated from the company’s previous guidance range of $430 million to $450 million.  This updated guidance represents 22% to 24% growth over prior year and 13% to 15% growth compared to 2019.  This range also assumes FDA approval of PDN at the beginning of the third quarter of 2021 and a mid-single digit million revenue contribution from PDN in 2021, with the majority generated in the fourth quarter.

The company is also updating its full year 2021 non-GAAP adjusted EBITDA to be in the range of $5 million to $15 million from the company’s previous guidance range of $0 million to $15 million.  This increase to adjusted EBITDA is driven by the company’s first quarter of 2021 financial performance as well as the impact from the changes to the revenue guidance on the year.  Non-GAAP adjusted EBITDA excludes certain litigation expenses, interest, taxes and non-cash

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items such as stock-based compensation and depreciation and amortization.  Please see financial tables for GAAP to Non-GAAP reconciliations.

For full year 2021, the company continues to expect gross margin to be approximately 69% and operating expenses to be approximately $370 million, including litigation expenses and approximately $22 million of investment to support a successful PDN launch and market development.

An investor presentation for the company’s first quarter 2021 financial results is available in the “Investors” section of Nevro’s website at www.nevro.com.

Webcast and Conference Call Information

As previously announced, Nevro management will host a conference call starting at 1:30 pm PT / 4:30 pm ET today.  Investors interested in listening to the call may do so by dialing (833) 968-2321 in the U.S. or +1 (778) 560-2840 internationally, using Conference ID: 6194499.  A live webcast, as well as an archived recording, will also be available in the “Investors” section of Nevro’s website at: www.nevro.com.

Internet Posting of Information

Nevro routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.nevro.com.  The company encourages investors and potential investors to consult the Nevro website regularly for important information about Nevro.

About Nevro

Headquartered in Redwood City, California, Nevro is a global medical device company focused on providing innovative products that improve the quality of life of patients suffering from debilitating chronic pain. Nevro has developed and commercialized the Senza spinal cord stimulation (SCS) system, an evidence-based, non-pharmacologic neuromodulation platform for the treatment of chronic pain.  Nevro’s proprietary 10 kHz therapy has demonstrated the ability to reduce or eliminate opioids in ≥65% of patients across six peer-reviewed clinical studies.  The Senza® System, Senza II™ System, and the Senza® Omnia™ System are the only SCS systems that deliver Nevro's proprietary 10 kHz therapy.

SENZA, SENZA II, SENZA OMNIA, OMNIA, HF10, the HF10 logo, HFX, the HFX logo, HFX CONNECT, the HFX Connect logo, HFX ACCESS, the HFX Access logo, HFX COACH, the HFX Coach logo, HFX CLOUD, the HFX Cloud logo, RELIEF MULTIPLIED, the X logo, NEVRO, and the NEVRO logo are trademarks or registered trademarks of Nevro Corp.

To learn more about Nevro, connect with us on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements reflecting the company's current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including: our Q2 and full year financial guidance; our belief that we are starting to see some early signs that demand is coming back into SCS therapy and our expectations that this improvement will continue as COVID infection rates decline, vaccine availability improves and the market reverts to normalcy; our belief that our best-in-class technology, recently upgraded Omnia platform, now powered by HFX Connect, superior clinical data and our new growth drivers in Painful Diabetic Neuropathy and Non-Surgical Refractory Back Pain, gives us confidence in an improving full year outlook; and our belief that we are well positioned for attractive and sustainable growth as the pressure of COVID on our business continues to subside.  These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of third-party payor reimbursement for our products; our ability to effectively manage our anticipated growth and the costs and expenses of operating our business; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual

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property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims.  These factors, together with those that are described in greater detail in our Annual Report on Form 10-Q filed on May 5, 2021, as well as any reports that we may file with the Securities and Exchange Commission in the future, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements.  We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.  Nevro's operating results for the first quarter ended March 31, 2021 are not necessarily indicative of our operating results for any future periods.

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Nevro Corp.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2021	2020
	(unaudited)
Revenue	$88,610	$87,467
Cost of revenue	26,316	26,920
Gross profit	62,294	60,547
Operating expenses:
Research and development	11,534	12,212
Sales, general and administrative	73,272	71,402
Total operating expenses	84,806	83,614
Loss from operations	(22,512)	(23,067)
Other income (expense):
Interest income (expense), net	(6,250)	(1,562)
Other income (expense), net	(457)	47
Loss before income taxes	(29,219)	(24,582)
Provision for income taxes	342	306
Net loss	(29,561)	(24,888)
Changes in foreign currency translation adjustment	(312)	(829)
Changes in unrealized gains (losses) on short-term investments	(147)	(215)
Net change in other comprehensive loss	(459)	(1,044)
Comprehensive Loss	$(30,020)	$(25,932)
Net loss per share, basic and diluted	$(0.85)	$(0.78)
Weighted average shares used to compute net loss per share, basic and diluted	34,633,749	31,839,812

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Nevro Corp.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$86,537	$44,597
Short-term investments	489,897	543,373
Accounts receivable, net	66,148	77,667
Inventories, net	85,813	83,296
Prepaid expenses and other current assets	10,324	4,173
Total current assets	738,719	753,106
Property and equipment, net	15,305	13,531
Operating lease assets	17,256	18,142
Other assets	3,786	4,043
Restricted cash	606	606
Total assets	$775,672	$789,428
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$29,059	$23,109
Short-term debt	170,996	168,776
Accrued liabilities and other	46,304	47,280
Total current liabilities	246,359	239,165
Long-term debt	144,038	141,771
Long-term operating lease liabilities	15,699	16,689
Other long-term liabilities	3,371	3,343
Total liabilities	409,467	400,968
Stockholders’ equity
Common stock, $0.001 par value, 290,000,000 shares authorized, 34,692,719 and 34,583,064 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	35	35
Additional paid-in capital	888,425	880,660
Accumulated other comprehensive loss	139	598
Accumulated deficit	(522,394)	(492,833)
Total stockholders’ equity	366,205	388,460
Total liabilities and stockholders’ equity	$775,672	$789,428

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Nevro Corp.

GAAP to Non-GAAP Adjusted EBITDA Reconciliation

(unaudited)

(in thousands)

The following table presents a reconciliation of GAAP net loss, as prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), to Adjusted EBITDA, a non-GAAP financial measure.

Reconciliation of actual results:

	Three Months Ended
	March 31,
	2021	2020	2019

	(unaudited)
GAAP Net loss	$(29,561)	$(24,888)	$(44,076)
Non-GAAP Adjustments:
Interest (income) expense, net	6,250	1,562	1,139
Provision for income taxes	342	306	340
Depreciation and amortization	1,142	1,337	1,126
Stock-based compensation expense	9,237	8,489	10,402
Litigation related expenses	5,942	2,163	2,347
Adjusted EBITDA	$(6,648)	$(11,031)	$(28,722)

Reconciliation of guidance:

	Three Months Ended		Year Ended
	June 30, 2021		December 31, 2021
	(Low Case)	(High Case)	(Low Case)	(High Case)

GAAP Net loss	$(27,700)	$(25,700)	$(88,400)	$(78,500)
Non-GAAP Adjustments	23,700	23,700	93,400	93,500
Adjusted EBITDA	$(4,000)	$(2,000)	$5,000	$15,000

Management uses certain non-GAAP financial measures, most specifically Adjusted EBITDA, as a supplement to GAAP financial measures to further evaluate the Company’s operating performance period over period, analyze the underlying business trends, assess performance relative to competitors and establish operational objectives.

Management believes it is important to provide investors with the same non-GAAP metrics it uses to evaluate the performance and underlying trends of the Company’s business operations to facilitate comparisons to its historical operating results and evaluate the effectiveness of its operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of the Company’s underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income and expense, net; provision for income taxes; and depreciation and amortization to net income.  In calculating non-GAAP Adjusted EBITDA, the Company further adjusts for the following items:

•

Stock-based compensation expense – The Company excludes non-cash costs related to the Company’s stock-based plans, which include stock options, restricted stock units and performance-based restricted stock units as these expenses do not require cash settlement from the Company.

•

Litigation related expenses – The Company excludes legal and professional fees associated with certain legal matters which management considers not related to the underlying operating performance of the business.

Full year guidance excludes the impact of foreign currency fluctuations.

The non-GAAP financial measure should not be considered in isolation from, or as a replacement for, the most directly comparable GAAP financial measures, as it is not prepared in accordance with U.S. GAAP.

Amounts may not add due to rounding.

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